UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2008

KIMBALL HILL, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

(Address of principal executive offices, including zip code)

(847) 364-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided pursuant to Item 1.03 in this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

On April 23, 2008, Kimball Hill, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Illinois, Chicago Division (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption In re Kimball Hill, Inc., et al., Case No. 08-10095 (the “Chapter 11 Cases”). The Debtors will continue to build and sell homes and to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  A copy of the company’s press release announcing the Chapter 11 Cases is attached hereto as Exhibit 99.1.

Prior to commencement of the Chapter 11 Cases, the Company received an unencumbered federal income tax refund of $51,851,594.  The Company determined that, in addition to using available cash collateral, it will utilize the proceeds from such tax refund to finance the Debtors’ working capital needs during the pendency of the Chapter 11 Cases, subject to certain limitations set forth in a budget in form and substance acceptable to the Administrative Agent of the Debtors’ prepetition Senior Secured Credit Facility (as defined below).  Accordingly, on April 25, 2008, the Debtors entered into an intercompany promissory note (the “DIP Promissory Note”) which, together with  the Order entered by the Bankruptcy Court authorizing the Debtors’ postpetition financing (the “Interim DIP Order”), will enable the Debtors to (1) use their cash and the cash collateral of the Debtors’ Lenders under the Senior Secured Credit Facility and (2) access the tax refund proceeds up to the aggregate amount of $35,000,000 pending a second interim and then final hearing on the DIP Loan Promissory Note and related relief requested.  At the final hearing for approval of the DIP Promissory Note, the Debtors will seek, among other things, Bankruptcy Court authority to use the remaining balance of the federal income tax refund. Loans evidenced by the DIP Promissory Note will be secured by liens and claims to the “DIP Lender” under the DIP Promissory Note, including a first priority lien on, and security interest in, substantially all of the Debtors’ real and personal property not otherwise subject to valid liens, plus a senior priming lien on and interest in the assets securing the obligations owed by the Debtors to the Lenders under the Senior Secured Credit Facility, subject to the terms of the Interim DIP Order.  The Lenders under the Senior Secured Credit Facility were granted, as adequate protection for diminution in value in their collateral, certain super-priority administrative expense claims and liens subject to the terms of the Interim DIP Order.  The foregoing description of the DIP Promissory Note is qualified by reference to such agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided pursuant to Item 1.03 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Company (the “Debt Documents”). As a result of the events of default, some obligations under the Debt Documents became automatically and immediately due and payable. In addition, substantially all of the Company’s other debt and guarantee obligations could be accelerated upon notice from the applicable lenders. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents under which obligations are immediately due and payable and the approximate amount of debt currently outstanding thereunder, are as follows:

1.               Indenture (the “Indenture”), dated December 19, 2005, by and among the Company, the guarantors named therein, and U.S. Bank National Association, with respect to 10 1/2% Senior Subordinated Notes due 2012. Approximately $ 210,756,291 is currently outstanding under the Indenture, all of which is unsecured.

2.               Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, “Senior Secured Credit Facility”), dated as of August 10, 2007, by and among the Company, the guarantors named therein, the lenders party thereto from time to time, Harris N.A., as Administrative Agent, Bank of America, N.A., as the Syndication Agent, KeyBank National Association and Wachovia Bank, National Association, as the Co-Documentation Agents, and BMO Capital Markets and Banc of America Securities, LLC, as the Co-Lead Arrangers and the Joint Book Runners.  Approximately $ 305,669,854 is currently outstanding under the Senior Secured Credit Facility, which is secured by all properties in the Borrowing Base (as defined in the Senior Secured Credit Facility) for the Facility.

3.               The Company provided both a Payment and Performance Guaranty (“TIF Loan”) and a Payment and Performance Guaranty (“Tax Exempt Loan”) under the Loan Agreement between Park Boulevard, LLC and Bank of America, N.A. dated as of November 1, 2005.  Approximately $6,400,000 is outstanding under the TIF Loan and approximately $2,600,000 is outstanding under the Tax Exempt Loan, all of which is secured.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices.

On April 22, 2008, the Company entered into an Amendment to the Employment Agreement with David K. Hill, the Company’s Executive Chairman.  Pursuant to the terms of the Amendment, Mr. Hill’s annual base salary was reduced from $1,500,000 to $500,000.  The foregoing description is qualified by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Court filings and claims information are available at www.kccllc.net/kimballhill. The Company expects to begin submitting monthly operating reports to the Court in May 2008, and also plans to post these monthly reports on the Company’s website at www.kimballhillhomes.com.  The Company expects to continue to file reports with the United States Securities and Exchange Commission (the “SEC”), which will also be available on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Promissory Note, dated as of April 24, 2008, between the Company and the other Debtors named therein.

Exhibit 10.2	Amendment to Employment Agreement between Kimball Hill, Inc. and David K. Hill.

Exhibit 99.1	Press Release dated April 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: April 28, 2008	/s/ Edward J. Madell
	By:	Edward J. Madell
	Its:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibits

Exhibit 10.1	Promissory Note, dated as of April 24, 2008, between the Company and the other Debtors named therein.

Exhibit 10.2	Amendment to Employment Agreement between Kimball Hill, Inc. and David K. Hill.

Exhibit 99.1	Press Release dated April 23, 2008.